Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 16, 2021, except as to note 7, which is as of June 17, 2021, with respect to the consolidated financial statements of Sportradar Holding AG, incorporated herein by reference.

/s/ KPMG AG

St. Gallen, Switzerland

September 29, 2021